UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 22, 2020 (May 18, 2020)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda
(Address of principal executive offices and zip code)
(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm

On May 18, 2020, Maiden Holdings, Ltd. (the “Company”) received notification from its independent registered public accounting firm, Deloitte Ltd. (“Deloitte”), that it is resigning as the Company’s independent registered public accounting firm with immediate effect. In anticipation of and subject to the Company receiving this notification, the Audit Committee appointed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm, subject to ratification by the Company’s shareholders at the Company’s Annual General Meeting to be held later this year.
The audit reports of Deloitte on the consolidated financial statements of the Company as of and for the years ended December 31, 2018 and 2019 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2018 and 2019 and through May 18, 2020, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
The Company provided Deloitte with a copy of the disclosures it is making in this Current Report on Form 8-K (the "Report") prior to the time the Report was filed with the Securities and Exchange Commission (the "SEC"). The Company requested that Deloitte furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein, and, if not, stating the respects in which it does not agree. A copy of Deloitte’s letter dated May 22, 2020 is attached as Exhibit 16.1 hereto.
(b) Engagement of New Independent Registered Public Accounting Firm

On May 12, 2020, the Company’s Audit Committee agreed in principle to appoint E&Y to serve as the independent registered public accounting firm of the Company for the annual audit for the 2020 fiscal year, subject to agreement of resignation by the current independent registered public accounting firm of the Company and the Company signing an engagement agreement with E&Y. The engagement of E&Y as the independent registered public accounting firm of the Company for the 2020 fiscal year is effective as of May 22, 2020. During the fiscal years ended December 31, 2018 and 2019 and through May 22, 2020, neither the Company, nor anyone on its behalf, have consulted E&Y with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.
 (d)           Exhibit

Exhibit No.	Description

16.1	Letter from Deloitte Ltd. dated May 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 22, 2020	MAIDEN HOLDINGS, LTD.

		By:	/s/ Denis M. Butkovic
Denis M. Butkovic
Senior Vice President, General Counsel and Secretary

Exhibit 16.1

May 22, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams,

We have read Item 4.01 of Maiden Holdings, Ltd.’s Form 8-K dated May 22, 2020, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte Ltd.

Hamilton, Bermuda